EXHIBIT 10
                                                                      ----------



NORWEST
CORPORATION

135 East South Temple, 12th Floor
Salt Lake City, Utah  84111 USA
Tel (801) 539-0044
USA (800) 266-6351
Fax (801) 539-0055

Gary M. Stubblefield
Vice President


May 3, 2004

                                                                   File No. 2580

Sean Bovingdon
Controller
Western Oil Sands, Inc.
Suite 2400
Ernst & Young Tower
440 Second Avenue S.W.
Calgary, Alberta T2P 5E9
Canada


SUBJECT:  CONSENT LETTER

Dear Sean:

We hereby consent to references to our name and to the Reports in the Company's Annual Report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We also confirm that we have read the Annual Information Form and that we have no reason to believe that there are any misrepresentations in the information contained in it that are derived from the Reports or that are within our knowledge as a result of the services we performed in connection with the Reports.


Sincerely,

NORWEST CORPORATION
(Formerly NorWest Mine Services, Inc.)


/s/ Gary M. Stubblefield
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Gary M. Stubblefield
Vice President